SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2009

Vermillion, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-31617

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
47350 Fremont Blvd., Fremont, CA 94538
(Address of principal executive offices, including zip code)
510.226.2800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
On October 21, 2009, Vermillion received exercise notices in respect of its warrants issued October 2, 2007 with an exercise price of $9.25 (the “$9.25 Warrants”) and August 29, 2007 with an exercise price of $12.60 (the “$12.60 Warrants”). On that date, a total of 348,280 $9.25 Warrants and 500 $12.60 Warrants were exercised. The exercises were partly for cash and part cashless. In connection with the October 21 exercises, Vermillion is entitled to receive $1,612,658, bringing the total cash raised from all warrant exercises from October 5, 2009 to $3,640,689. In connection with the October 21, 2009 exercises, Vermillion issued 263,318 shares of its Common Stock par value $0.001. Of the shares issued, 174,290 shares are restricted shares and subject to the resale limitations of Rule 144 under the Securities Act of 1933, as amended, and 89,028 are freely tradable. All 348,780 of the exercised Warrants have been extinguished in full.
Item 8.01 Other Events
On October 20, 2009, $2,000,000 face amount of Vermillion’s 7% Convertible Senior Notes due 2011 were converted pursuant to the terms thereof. Vermillion issued 100,000 shares of its Common Stock par value $0.001 in connection with the conversion.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: October 23, 2009	By:	/s/ Gail S. Page
Gail S. Page
Executive Chair of the Board of Directors